                                                                 EXHIBIT e(3)(b)



                                 AMENDMENT NO. 1
                                       TO
                             DISTRIBUTION AGREEMENT
                             (ADVISOR CLASS SHARES)

        The Distribution Agreement (the "Agreement"), dated May 29, 1998, by and between AIM Series Trust, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                                AIM SERIES TRUST


ADVISOR CLASS SHARES
--------------------

AIM Global Trends Fund"

        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: September 8, 1998.



                                              AIM SERIES TRUST


Attest:    /s/ OFELIA M. MAYO                 By: /s/ ROBERT H. GRAHAM
        ------------------------------          ------------------------------
             Assistant Secretary                         President

(SEAL)
                                              A I M DISTRIBUTORS, INC.



Attest:   /s/ P. MICHELLE GRACE               By   /s/ ILLEGIBLE
        ------------------------------           -----------------------------
             Assistant Secretary                     Senior Vice President



(SEAL)